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Exhibit 3.39

CERTIFICATE OF INCORPORATION
OF
CASCADES TISSUE CONVERSION ACQUISITION CORP.

        THE UNDERSIGNED, in order to form a corporation under and pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the Corporation is Cascades Tissue Conversion Acquisition Corp.

        SECOND: The registered office of the Corporation in the State of Delaware is at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1000) shares of Common Stock, with no par value, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

        FIFTH: The name and mailing address of the Incorporator is

    Sandy K. Feldman, Esq.
    Torys LLP
    237 Park Avenue
    New York, New York 10017-3142

        SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended.

        SEVENTH: The stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

        EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision set forth in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

        IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of March, 2002.

Sandy K. Feldman Sole Incorporator

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF INCORPORATION
of
CASCADES TISSUE CONVERSION ACQUISITION CORP.

Under Section 242 of the General Corporation Law of the State of Delaware

        CASCADES TISSUE CONVERSION ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the corporation by deleting Article FIRST thereof in its entirety and substituting in lieu thereof the following:

        "FIRST: The name of the Corporation is Cascades Tissue Group—California Inc."

        SECOND: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder of the Corporation in lieu of a meeting in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned affirms under penalties of perjury that the statements made herein are true.

Dated: June    , 2002

Suzanne Blanchet President
ATTEST:
Diane Lernelin Secretary

STATE  of  DELAWARE
CERTIFICATE  of  AMENDMENT  of
CERTIFICATE  of  INCORPORATION

•
First: That at a meeting of the Board of Directors of Cascades Tissue Group—California Inc. on September 8, 2003 resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1st" so that, as amended, said Article shall be and read as follows:

"The name of the corporation is Cascades Tissue Group—Arizona Inc."

•
Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•
Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•
Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Diane Lemelin, Secretary
(Authorized Officer)

NAME:	Diane Lemelin, Secretary
(Type or Print)

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CERTIFICATE OF INCORPORATION OF CASCADES TISSUE CONVERSION ACQUISITION CORP.